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                                                                     Exhibit 5.1




                                 March 18, 1998


Board of Directors
Equity Inns, Inc.
4735 Spottswood, Suite 102
Memphis, Tennessee 38117


                       Registration Statement on Form S-3
       $40,000,000 of Common Stock, Preferred Stock and Depositary Shares

Gentlemen:

     We have acted as counsel for Equity Inns, Inc., a Tennessee corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with respect to the issuance and sale of (i) shares of Common Stock, $.01 par value, of the Company ("Common Stock"), (ii) in one or more series, shares of Preferred Stock, $.01 par value, of the Company ("Preferred Stock"), and (iii) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series and represented by depositary receipts ("Depositary Shares" and, together with the Common Stock and Preferred Stock, the "Offered Securities") to be offered from time to time by the Company, having an aggregate maximum public offering price not to exceed $400,000,000, as described in the Registration Statement and on terms to be determined at the time of offering.

     In connection with the filing of the Registration Statement, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

     Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Tennessee.

     2. When the terms of any class or series of the Offered Securities have been authorized by appropriate action of the Company and have been issued and sold as described in
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Board of Directors
May 5, 1997
Page 2


the Registration Statement, the Prospectus and the applicable Prospectus Supplement, then the Offered Securities will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" therein.


                                                     Very truly yours,

                                                     /s/ Hunton & Williams